                                                                  Exhibit 3.35.2

                               ARTICLES OF MERGER
                            OF DOMESTIC CORPORATIONS
                                      INTO
                          PATRIOT MINING COMPANY, INC.

      Pursuant to the provisions of Section 36, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended, the undersigned domestic corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

      FIRST: The following Plan of Merger was approved by the Board of Directors and by the Sole Shareholder of each of the undersigned corporations in the manner prescribed by Sections 31-1-34, 31-1-117 and 31-1-73 of the West Virginia Corporation Act:

                                 PLAN OF MERGER

                                       OF

                            AJAX MINING COMPANY, INC.
                          (a West Virginia Corporation)

                                      INTO

                          PATRIOT MINING COMPANY, INC.
                          (a West Virginia Corporation)

      ARTICLE FIRST: As of the Effective Date (as defined in Article Third hereof) and upon the terms set forth in Article Second hereof, Ajax Mining Company, Inc., a West Virginia corporation ("Ajax"), shall be merged with and into Patriot Mining Company, Inc., a West Virginia corporation ("Patriot"). Patriot shall be the surviving corporation in such merger (the "Surviving Corporation").

      ARTICLE SECOND:  The terms and conditions of the merger are as follows:

      A. Share Cancellation. Each share of common stock of Ajax outstanding immediately prior to the Effective Date shall forthwith automatically be cancelled on the Effective Date and no additional shares of the common stock of Patriot shall be issued as a result of the merger.

      B. Articles of Incorporation and By-Laws; Name. The Articles of Incorporation and By-Laws of Patriot shall continue as the Articles of Incorporation and By-Laws of the Surviving Corporation. The name of the Surviving Corporation shall be Patriot Mining Company, Inc.

      C. Directors and Officers. The directors and officers of Patriot shall continue in office as directors and officers of the Surviving Corporation in accordance with the By-Laws of Patriot until such time as their successors have been elected and qualified.

      D. Assets and Liabilities. Upon the Effective Date all the property, real and personal, rights, privileges, immunities, powers, purposes, franchises, patents, licenses, trademarks, registrations, causes of action, and every other asset of Ajax and Patriot shall be transferred to, vest in and devolve upon the Surviving Corporation without further act or deed, and every interest of Ajax and Patriot shall be as effectively the property of the Surviving Corporation as they were of Ajax and Patriot.

      E. Abandonment. Notwithstanding approval and adoption of this Plan of Merger by the Directors of Patriot and Ajax, this Plan of Merger may be abandoned and the merger of Ajax and Patriot terminated at any time prior to the Effective Date by decision of the Board of Directors of Patriot.

      ARTICLE THIRD: The effective date of the merger of Ajax and Patriot (the "Effective Date") shall be January 1, 1988 or, if later, the date the Articles of Merger are filed by the Secretary of State of West Virginia in accordance with the provisions of applicable state law.

      SECOND: As to each of the undersigned corporations, the number of shares outstanding and the designation and number of outstanding shares of each class entitled to vote as a class on such Plan of Merger, are as follows:

                                                  Entitled to Vote as a Class
                                                  ---------------------------
                               Number of Shares   Designation
Name of Corporation              Outstanding        of Class    Number of Shares
-------------------            ----------------   -----------   ----------------
Ajax Mining
  Company, In.                          500        Common             500

Patriot Mining
  Company, Inc.                         100        Common             100

      THIRD: For each of the undersigned corporations, the Plan of Merger was approved by the Unanimous Written Consent of the Board of Directors and by the Written Consent of the Sole Shareholder of each of the corporations as if voted upon at a meeting, pursuant to Section 31-1-73 of the West Virginia Corporation Act.

Dated December 21, 1987

                                    AJAX MINING COMPANY, INC.


                                    By: /s/ Richard B. Bolen
                                        -----------------------------
                                    Name:  Richard B. Bolen
                                    Title: President


                                    By: /s/ Bruce Sparks
                                        -----------------------------
                                    Name:  Bruce Sparks
                                    Title: Secretary

                                    PATRIOT MINING COMPANY, INC.


                                    By: /s/ Richard B. Bolen
                                        -----------------------------
                                    Name:  Richard B. Bolen
                                    Title: President


                                    By: /s/ Bruce Sparks
                                        -----------------------------
                                    Name:  Bruce Sparks
                                    Title: Secretary

                                  Verification

      I, the undersigned, Secretary of Patriot Mining Company, Inc., hereby verify that I have read the Articles of Merger dated December 21, 1987, relating to the merger of Ajax Mining Company, Inc. with and into Patriot Mining Company, Inc. pursuant to a Plan of Merger duly adopted by the boards of directors and the shareholders of such corporations, which plan has not been revoked or amended, and, to the best of my knowledge, the statements in said Articles of Merger are true and correct.

      IN WITNESS WHEREOF, I have hereunto set my hand this 21 day of December, 1987.

                                        /s/ Bruce Sparks
                                        -----------------------------
                                        Name:  Bruce Sparks
                                        Title: Secretary, Patriot Mining
                                                Company, Inc.

STATE OF WEST VIRGINIA  )
                        )     SS.:
COUNTY OF               )

      I, Mary J. Josta, a Notary Public, do hereby certify that on this 21 day of December, 1987, personally appeared before me Bruce Sparks, who, being by me first duly sworn, declared that he is the Secretary of Patriot Mining Company, Inc., that he signed the foregoing document as Secretary of Patriot Mining Company, Inc., and that the statements therein contained are true.


                                        /s/ Mary J. Josta
                                        -----------------------------

Notary Public

My commission expires:        July 17, 1995
                        ---------------------

               OFFICIAL SEAL
       Notary Public, State of West
                 Virginia
               Mary J. Josta
Rt. 8, Box 205, Lot 11 Morgantown, WV 26505
    My Commission Expires July 17, 1995

                                  Verification

      I, the undersigned, Secretary of Ajax Mining Company, Inc., hereby verify that I have read the Articles of Merger dated December 21, 1987, relating to the merger of Ajax Mining Company, Inc. with and into Patriot Mining Company, Inc. pursuant to a Plan of Merger duly adopted by the boards of directors and the shareholders of such corporations, which plan has not been revoked or amended, and, to the best of my knowledge, the statements in said Articles of Merger are true and correct.

      IN WITNESS WHEREOF, I have hereunto set my hand this 21 day of December, 1987.

                                        /s/ Bruce Sparks
                                        -----------------------------
                                        Name:  Bruce Sparks
                                        Title: Secretary, Ajax Mining
                                                Company, Inc.

STATE OF WEST VIRGINIA  )
                        )     SS.:
COUNTY OF               )

      I, Mary J. Josta, a Notary Public, do hereby certify that on this 21 day of December, 1987, personally appeared before me Bruce Sparks, who, being by me first duly sworn, declared that he is the Secretary of Ajax Mining Company, Inc., that he signed the foregoing document as Secretary of Ajax Mining Company, Inc., and that the statements therein contained are true.

                                        /s/ Mary J. Josta
                                        -----------------------------
                                               Notary Public

My commission expires:  July 17, 1995
                      -----------------

               OFFICIAL SEAL
   Notary Public, State of West Virginia
               Mary J. Josta
Rt. 8, Box 205, Lot 11 Morgantown, WV 26505
    My Commission Expires July 17, 1995